UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2006
United Components, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-107219	04-3759857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14601 Highway 41 North
Evansville, Indiana 47725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (812) 867-4156
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. — Other Events
United Components, Inc. announced today that its ultimate parent company, UCI Holdco, Inc. (“UCI Holdco”), is proposing to offer in a private placement $235 million aggregate principal amount of Floating Rate Senior PIK Notes due 2013 (the “Notes”), subject to market conditions. As the offering is a private placement, it will not be made to the general public. Only qualified institutional buyers under Rule 144A and certain non-U.S. persons under Regulation S may participate in the offering. The net proceeds of the offering will be used, together with cash on hand, to pay a special dividend to UCI Holdco’s stockholders in an amount of $260  million. The text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Exhibits
      (c) Exhibits.

Exhibit No.	Description

99.1	Press Release of United Components, Inc., dated December 12, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 12th day of December, 2006.

UNITED COMPONENTS, INC.
By:	/s/ Charles T. Dickson
Name:	Charles T. Dickson
Title:	Chief Financial Officer